UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ACE Limited

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Invitation to the Annual General Meeting of ACE Limited

Thursday, May 15, 2014, 2:45 p.m. Central European Time (doors open at 1:45 p.m. Central European Time)

at the offices of ACE Limited, Bärengasse 32, 8001 Zurich, Switzerland

AGENDA ITEMS

ITEM 1

Approval of the annual report, standalone financial statements and consolidated financial statements of ACE Limited for the year ended December 31, 2013

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s Annual Report to Shareholders, standalone financial statements and consolidated financial statements for the year ended December 31, 2013 be approved.

ITEM 2

Allocation of disposable profit

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s disposable profit as shown below and on ACE Limited’s standalone financial statements be carried forward without distribution of a dividend (other than through a reduction in par value as described in agenda item No. 10). At December 31, 2013, 342,832,412 of the Company’s Common Shares were eligible for dividends. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2013.

(in millions of Swiss francs)
Net income	912
Balance brought forward	2 647
Par value reduction on treasury shares	6
Attribution to reserve for treasury shares	(89)

Balance carried forward	3 476

The Board of Directors proposes to the Annual General Meeting to appropriate the net income to the free reserve in accordance with the table above.

ITEM 3

Discharge of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the members of the Board of Directors be discharged for the financial year ended December 31, 2013.

ITEM 4

Election of the Board of Directors until our next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that nominees set forth below be elected to the Board of Directors until our next annual general meeting.

Item 4.1	Election of John Edwardson

Item 4.2	Election of Kimberly Ross

Item 4.3	Election of Robert Scully

Item 4.4	Election of David Sidwell

Item 4.5	Reelection of Evan G. Greenberg

Item 4.6	Reelection of Robert M. Hernandez

Item 4.7	Reelection of Michael G. Atieh

Item 4.8	Reelection of Mary A. Cirillo

Item 4.9	Reelection of Michael P. Connors

Item 4.10	Reelection of Peter Menikoff

Item 4.11	Reelection of Leo F. Mullin

Item 4.12	Reelection of Eugene B. Shanks, Jr.

Item 4.13	Reelection of Theodore E. Shasta

Item 4.14	Reelection of Olivier Steimer

ITEM 5

Election of the Chairman of the Board of Directors until our next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes Evan G. Greenberg be elected the Chairman of the Board of Directors until our next annual general meeting.

ITEM 6

Election of the Compensation Committee of the Board of Directors until our next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the nominee set forth below be elected to the Compensation Committee until our next Annual General Meeting.

Item 6.1	Election of Michael P. Connors

Item 6.2	Election of Mary A. Cirillo

Item 6.3	Election of John Edwardson

Item 6.4	Election of Robert M. Hernandez

ITEM 7

Election of Homburger AG as independent proxy until the conclusion of our next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Homburger AG be elected as the Company’s independent proxy until the conclusion of our next annual general meeting.

ITEM 8

Election of Auditors

Item 8.1	Election of PricewaterhouseCoopers AG (Zurich) as statutory auditor until our next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that PricewaterhouseCoopers AG (Zurich) be elected as the Company’s statutory auditor until our next annual general meeting.

Item 8.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2014

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the shareholders ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2014.

Item 8.3	Election of BDO AG (Zurich) as special auditing firm until our next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that BDO AG, Fabrikstrasse 50, CH-8031 Zurich, Switzerland be elected as the Company’s special auditing firm until our next annual general meeting.

ITEM 9

Amendment of the Articles of Association relating to authorized share capital for general purposes

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes approval of the amendment to Article 6 of the Articles of Association to authorize the Board of Directors to increase the Company’s share capital within two years following the 2014 Annual General Meeting to a maximum amount equal to CHF 3,722,600,000, which amount would be divided into 140,000,000 shares. In connection therewith, the proposal would limit or withdraw the shareholders’ preemptive rights in specified and limited circumstances. Pursuant to the proposed amendment, Article 6 of the Articles of Association would read as follows:

Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken		Article 6 Authorized Share Capital for general purposes

a)	Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis 15. Mai 2016 im Maximalbetrag von CHF 3,722,600,000 durch Ausgabe von höchstens 140,000,000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 26.59 je Aktie zu erhöhen.	a)	The Board of Directors is authorized to increase the share capital from time to time until 15 May 2016 by an amount not exceeding CHF 3,722,600,000 through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of CHF 26.59 each.

b)	Erhöhungen auf dem Weg der Festübernahme sowie Erhöhungen in Teilbeträgen sind gestattet. Der Ausgabebetrag, die Art der Einlage, der Zeitpunkt der Dividendenberechtigung sowie die Zuweisung nicht ausgeübter Bezugsrechte werden durch den Verwaltungsrat bestimmt.	b)	Increases through firm underwriting or in partial amounts are permitted. The issue price, the date of dividend entitlement, the type of consideration (including the contribution or underwriting in kind) as well as the allocation of non-exercised preemptive rights shall be determined by the Board of Directors.

c)	Der Verwaltungsrat ist ermächtigt, Bezugsrechte der Aktionäre auszuschliessen und diese Dritten zuzuweisen, wenn die neu auszugebenden Aktien zu folgenden Zwecken verwendet werden: (1) Fusionen, Übernahmen von Unternehmen oder Beteiligungen, Finanzierungen und Refinanzierungen solcher Fusionen und Übernahmen sowie anderweitige Investitionsvorhaben, (unter Einschluss von Privatplatzierungen), (2) Stärkung der regulatorischen Kapitalbasis der Gesellschaft oder ihrer Tochtergesellschaften (unter Einschluss von Privatplatzierungen), (3) zur Erweiterung des Aktionariats oder (4) zum Zwecke der Mitarbeiterbeteiligung.	c)	The Board of Directors is authorized to exclude the preemptive rights of the shareholders and to allocate them to third parties in the event of the use of shares for the purpose of (1) mergers, acquisitions of enterprises or participations, financing and/or refinancing of such mergers and acquisitions and of other investment projects (including by way of private placements), (2) to improve the regulatory capital position of the company or its subsidiaries (including by way of private placements), (3) broadening the shareholder constituency or (4) for the purpose of the participation of employees.

d)	Die Zeichnung sowie der Erwerb von Namenaktien aus genehmigtem Kapital zu allgemeinen Zwecken sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.	d)	The subscription and acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

ITEM 10

Approval of distribution to shareholders in the form of par value reduction

PROPOSAL OF THE BOARD OF DIRECTORS

Based on a report in accordance with Article 732 para. 2 of the Swiss Code of Obligations provided by PricewaterhouseCoopers AG as state supervised auditing enterprise who will be present at the meeting, the Board of Directors proposes that the following dividend in the form of a distribution by way of par value reduction be approved. This agenda item may only be approved if our shareholders voting (in person or by proxy) at the Annual General Meeting first approve Agenda Item No. 1, the approval of the annual report, standalone financial statements and consolidated financial statements of ACE Limited for the year ended December 31, 2013. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital as of the date of the Annual General Meeting and applicable exchange rate calculations described below:

1.	The capital of the Company in the aggregate amount of CHF [•(number of Common Shares as registered in the Commercial Register on the date of the Annual General Meeting (the “Total Shares”)) x (par value per share on the date of the Annual General Meeting)] shall be reduced by the amount of CHF [•(number of Total Shares) x (Aggregate Reduction Amount as determined in paragraph 3(i))] (the “Aggregate Distribution Amount”) to CHF [•completed at the date of the Annual General Meeting (the “General Meeting Date”)].

2.	Based on the report of the auditor dated May [•date of auditor report], 2014, it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction.

3.	The capital reduction shall be executed as follows:

(i)	The capital reduction shall occur by reducing the par value per each Common Share from currently CHF [• (par value per share on the General Meeting Date)] by CHF [• (USD 2.60 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the General Meeting Date (or, if not published that day, then as reported on The Wall Street Journal’s website as of the close of business on the previous New York business day); rounded down to the next centime amount which can be divided by four)] (“Aggregate Reduction Amount”) to CHF [•completed on the General Meeting Date] in four steps (each, a “Partial Par Value Reduction”): (1) for the first partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of July 2014 (“first Partial Par Value Reduction”); (2) for the second partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of September 2014 or, at the latest, October 3, 2014 (“second Partial Par Value Reduction”); (3) for the third partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of December 2014 (“third Partial Par Value Reduction”); and (4) for the fourth partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of March 2015 (“fourth Partial Par Value Reduction”).

(ii)	The Aggregate Reduction Amount shall be repaid to shareholders in installments of CHF [•Aggregate Reduction Amount divided by four] in August 2014, CHF [•Aggregate Reduction Amount divided by four], in October 2014, CHF [•Aggregate Reduction Amount divided by four] in January 2015 and CHF [•Aggregate Reduction Amount divided by four] in April 2015 per Common Share.

(iii)	At each Partial Par Value reduction an updated report in accordance with article 732 paragraph 2 of the Swiss Code of Obligations by PricewaterhouseCoopers AG, an auditor supervised by the Swiss government, shall be prepared (an “Updated report”).

(iv)	The Board is only authorized to repay a Partial Par Value reduction amount in the event the Updated Report confirms that the claims of creditors are fully covered in spite of the Partial Par Value reduction.

(v)	In addition, under Swiss law, upon satisfaction of all legal requirements (including shareholder approval of a par value reduction as described in this proposal), we will be required to submit an application to the commercial register of the canton of Zurich to register each applicable par value reduction. Without effective registration of the applicable par value reduction with the Commercial Register of the Canton of Zurich, the Company will not be able to proceed with the payment of any installment of the distribution as described in this proposal. The Company cannot assure that the Commercial Register of the Canton of Zurich will approve the registration of any applicable par value reduction.

4.	The quarterly Partial Par Value Reduction amount of CHF [•completed on General Meeting Date] per share (the “Quarterly Distribution Amount”) equals USD 0.65 (the “Quarterly U.S. Dollar Amount”) calculated pursuant to paragraph 3(i) and (ii) above. The Quarterly Distribution Amount and the Aggregate Distribution Amount pursuant to paragraph 1 are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)	The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per Common Share Partial Par Value Reduction amount shall equal an amount calculated as follows (rounded down to the next centime):

Quarterly Distribution Amount = Quarterly U.S. Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on July 16, 2014 for the first Partial Par Value Reduction, on September 23, 2014, for the second Partial Par Value Reduction, on December 10, 2014, for the third Partial Value Reduction, and on March 24, 2015, for the fourth Partial Par Value Reduction (or, if not published on any such day, then as displayed on the Wall Street Journal’s website as of close of business on the previous New York business day).

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [•(number of Total Shares) multiplied by the maximum increase amount per Common Share as determined at the end of this paragraph] (corresponding to 50% of the Aggregate Distribution Amount set forth in paragraph 1, rounded down to the next centime), the adjustment is limited such that the aggregate increase to the Aggregate Distribution Amount rounded down to the next centime equals CHF [•completed on General Meeting Date](being CHF [(50% of the Aggregate Distribution Amount) divided by the number of Total Shares, rounded down to the next centime] per Common Share).

(ii)	The Aggregate Distribution Amount pursuant to paragraph 1 shall be adjusted as follows:

Sum of the products of each of the four Quarterly Distribution Amounts (each as adjusted pursuant to paragraph 4(i)) multiplied by the number of Common Shares registered in the Commercial Register of the Canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction.

5.	The Aggregate Distribution Amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4 (ii)) shall be increased by par value reductions on Common Shares that are issued from authorized share capital and conditional share capital after the Annual General Meeting but which have not been registered in the Commercial Register of the Canton of Zurich on the date of the registration of the respective Partial Par Value Reductions.

6.	The Annual General Meeting acknowledges that the report of the auditor dated May [•completed on General Meeting Date], 2014 has been prepared on the basis of the maximum possible increase provided under paragraphs 4 and 5, meaning the increase of the Aggregate Distribution Amount by CHF [•completed on General Meeting Date] and that all Common Shares have been issued out of conditional share capital and the authorized share capital.

7.	The Board is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.

8.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to Article 3 lit. a) of the Articles of Association:

“Artikel 3 Aktienkapital		“Article 3 Share Capital

a)	Das Aktienkapital der Gesellschaft beträgt CHF [•] */ [•]** / [•]*** / [•]**** und ist eingeteilt in 342’832’412 auf den Namen lautende Aktien im Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie. Das Aktienkapital ist vollständig liberiert.”	a)	The share capital of the Company amounts to CHF [•]* / [•]** / [•]*** / [•]**** and is divided into 342,832,412 registered shares with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** per share. The share capital is fully paid-in.”

*	nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2014 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2014	*	Upon completion of the first Partial Par Value Reduction by the end of July 2014 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2014

**	nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende September oder spätestens bis am 2. Oktober 2014 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2014	**	Upon completion of the second Partial Par Value Reduction by the end of September or, at the latest, October 2, 2014 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2014

***	nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2014 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2014	***	Upon completion of the third Partial Par Value Reduction by the end of December 2014 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2014

****	nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2015 oder spätestens bis am 2. April 2015 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2014	****	Upon completion of the fourth Partial Par Value Reduction by the end of March 2015 or, at the latest, April 2, 2015 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2014

Please note that the asterisks above also apply to Articles 4, 5 and 6 below.

9.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register the following amendments to Articles 4 lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association are resolved as a consequence of the par value reduction (the wording of Article 6 lit. a) below anticipates the approval of Agenda Item No. 9 related to authorized share capital):

“Artikel 4 Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung		“Article 4 Conditional Share Capital for Bonds and Similar Debt Instruments

a)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]* / [•]** / [•]*** / [•]**** durch Ausgabe von höchstens 33’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie erhöht, bei und im Umfang der Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.”	a)	The share capital of the company shall be increased by an amount not exceeding CHF [•]* / [•]** / [•]*** / [•]**** through the issue of a maximum of 33,000,000 registered shares, payable in full, each with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the company or by subsidiaries of the company, including convertible debt instruments.”

“Artikel 5 Bedingtes Aktienkapital für Mitarbeiterbeteiligungen		“Article 5 Conditional Share Capital for Employee Benefit Plans

a)	Das Aktienkapital der Gesellschaft wird im Maxi- malbetrag von CHF [•]* / [•]** / [•]*** / [•]**** durch Ausgabe von höchstens 25’410’929 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie erhöht, bei und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaf oder ihrer Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.”	a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•]* / [•]** / [•]*** / [•]**** through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, each with a nominal value of CHF [•]* / [•]** / [•]*** / [•]****, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.”

“Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken		“Article 6 Authorized Share Capital for General Purposes

a)	Der Verwaltungsrat ist ermächtigt das aktienkapital jederzeit bis zum 16. Mai 2016 im Maximalbetrag von CHF [•]* / [•]** / [•]*** / [•]**** durch Ausgabe von höchstens 140’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie zu erhöhen.”	a)	The Board of Directors is authorized to increase the share capital from time to time and at any time until 16 May 2016 by an amount not exceeding CHF [•]* / [•]** / [•]*** / [•]**** through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** each.”

ITEM 11

Advisory vote to approve executive compensation

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the Company’s proxy statement be approved. The disclosure of executive compensation refers to the disclosure made in our proxy statement for the 2014 Annual General Meeting.

Agenda Item No. 11 is an advisory vote. As such, it is not binding in nature.

ORGANIZATIONAL MATTERS

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 31, 2014 will receive the proxy statement and a proxy card from the share registrar. Beneficial owners of shares will receive proxy materials and a voting instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes them to vote the shares held by them on their behalf. In addition, these shareholders must bring to the Annual General Meeting proof of identification and an account statement or letter from the broker, bank or other nominee indicating that they are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Such shareholders must bring their proxy card admission ticket and proof of identification. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in the Articles of Association.

Beneficial owners of shares and shareholders registered in our share register with voting rights at the close of business on March 31, 2014 are entitled to vote at the Annual General Meeting, except as provided below. Shareholders who upon application become registered as shareholders with respect to their shares in our share register after March 31, 2014 but on or before April 29, 2014 and wish to vote those shares at the Annual General Meeting will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting (March 31, 2014) to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to April 29, 2014 are not entitled to vote those shares at the Annual General Meeting.

Granting of Proxy

Shareholders of record who do not wish to attend the Annual General Meeting have the right to grant the voting proxy to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, PO Box 314, CH-8037 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing and returning the proxy card, or grant a written proxy to any person, who does not need to be a shareholder.

The proxies granted to the independent proxy must be received no later than May 14, 2014, 6:00 p.m. Central European Time (12:00 noon Eastern Standard Time).

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies.

By signing the proxy card and if no other instructions are given, the undersigned instructs the independent proxy to vote in favor of each agenda item as proposed by the Board of Directors, and if a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no other instructions are given, the undersigned instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting on a shareholder’s behalf.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:45 p.m. Central European Time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of ACE Limited

The ACE Limited 2013 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory standalone financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures including the reports of the statutory auditor is available on the Company’s website in the Investor Information section at http://investors.acegroup.com/investor-information/shareholder-meeting-materials/default.aspx. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Copies may also be obtained without charge by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Zurich, April 23, 2014

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer